                                                                    Exhibit 10.2

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of May 14, 2004

                                      among

                    COLUMBIA OF OHIO RECEIVABLES CORPORATION,

                                 as the Seller,

                         BEETHOVEN FUNDING CORPORATION,

                                as the Purchaser,

                       DRESDNER BANK AG, NEW YORK BRANCH,

                                  as the Agent,

                                       and

                           COLUMBIA GAS OF OHIO, INC.,

                                 as the Servicer

                                TABLE OF CONTENTS

                                                                                                Page
ARTICLE I DEFINITIONS..........................................................................   1

         SECTION 1.01 Certain Defined Terms....................................................   1
         SECTION 1.02 Other Terms..............................................................  19

ARTICLE II AMOUNTS AND TERMS OF THE PURCHASES..................................................  20

         SECTION 2.01 Purchase Facility........................................................  20
         SECTION 2.02 Making Purchases.........................................................  20
         SECTION 2.03 Receivable Interest Computation..........................................  21
         SECTION 2.04 Settlement Procedures....................................................  21
         SECTION 2.05 Payment of Servicer Fee..................................................  23
         SECTION 2.06 Payments and Computations, Etc...........................................  24
         SECTION 2.07 Dividing or Combining Receivable Interests...............................  24
         SECTION 2.08 Increased Costs..........................................................  24
         SECTION 2.09 Taxes....................................................................  25
         SECTION 2.10 Security Interest........................................................  27

ARTICLE III CONDITIONS OF PURCHASES............................................................  27

         SECTION 3.01 Conditions Precedent to Initial Purchase.................................  27
         SECTION 3.02 Conditions Precedent to All Purchases and Reinvestments..................  28

ARTICLE IV REPRESENTATIONS AND WARRANTIES......................................................  29

         SECTION 4.01 Representations and Warranties of the Seller.............................  29
         SECTION 4.02 Representations and Warranties of the Servicer...........................  32

ARTICLE V COVENANTS............................................................................  33

         SECTION 5.01 Covenants of the Seller..................................................  33
         SECTION 5.02 Agreed Upon Procedures...................................................  41

ARTICLE VI ADMINISTRATION AND COLLECTION OF RECEIVABLES........................................  42

         SECTION 6.01 Designation of Servicer..................................................  42
         SECTION 6.02 Duties of Servicer.......................................................  42
         SECTION 6.03 Certain Rights of the Agent..............................................  43
         SECTION 6.04 Rights and Remedies......................................................  45
         SECTION 6.05 Covenants of the Servicer................................................  45
         SECTION 6.06 Indemnities by the Servicer..............................................  46

ARTICLE VII EVENTS OF TERMINATION...............................................................  47

         SECTION 7.01 Events of Termination.....................................................  47

ARTICLE VIII THE AGENT..........................................................................  50

         SECTION 8.01 Authorization and Action..................................................  50
         SECTION 8.02 Agent's Reliance, Etc.....................................................  50
         SECTION 8.03 Delegation of Duties......................................................  50
         SECTION 8.04 Notice of Events of Termination; Action by Agent..........................  50
         SECTION 8.05 Non-Reliance on Agent and Other Parties...................................  51
         SECTION 8.06 Successor Agent...........................................................  51

ARTICLE IX INDEMNIFICATION......................................................................  52

         SECTION 9.01 Indemnities by the Seller.................................................  52

ARTICLE X MISCELLANEOUS.........................................................................  54

         SECTION 10.01 No Waiver; Amendments, Etc...............................................  54
         SECTION 10.02 Notices, Etc.............................................................  54
         SECTION 10.03 Assignability............................................................  55
         SECTION 10.04 Costs and Expenses.......................................................  57
         SECTION 10.05 No Proceedings...........................................................  57
         SECTION 10.06 Liquidity Asset Purchase Agreement.......................................  57
         SECTION 10.07 Confidentiality..........................................................  57
         SECTION 10.08 GOVERNING LAW............................................................  58
         SECTION 10.09 Execution in Counterparts................................................  58
         SECTION 10.10 Integration; Binding Effect; Survival of Termination.....................  58
         SECTION 10.11 Consent to Jurisdiction..................................................  59
         SECTION 10.12 WAIVER OF JURY TRIAL.....................................................  59
         SECTION 10.13 Limitation of Liability..................................................  59
         SECTION 10.14 Intent of the Parties....................................................  59
         SECTION 10.15 Release Upon Termination.................................................  60

SCHEDULES

SCHEDULE I                          Commitments
SCHEDULE II                         Lock-Boxes and Blocked Accounts

                                     ANNEXES

ANNEX A                    -        Form of Assignment and Acceptance
ANNEX B                    -        Form of Blocked Account Agreement
ANNEX C                    -        Forms of Contracts
ANNEX D                    -        Credit and Collection Policy
ANNEX E                    -        Form of Monthly Report

ANNEX F                    -        Forms of Termination Agreements
ANNEX G                    -        Additional Representations and Warranties of Seller
ANNEX H                    -        Miscellaneous Receivables

                                                                    Exhibit 10.2

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of May 14, 2004

      THIS RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is entered into as of May 14, 2004 by and among (i) COLUMBIA OF OHIO RECEIVABLES CORPORATION, a Delaware corporation, as Seller, (ii) BEETHOVEN FUNDING CORPORATION, a Delaware corporation, as the Purchaser, (iii) DRESDNER BANK AG, NEW YORK BRANCH, as Agent for the Purchaser, and (iv) COLUMBIA GAS OF OHIO, INC., an Ohio corporation, as Servicer.

      PRELIMINARY STATEMENTS. The Seller has acquired, and may continue to acquire, Receivables from the Originator, either by purchase or by contribution to the capital of the Seller. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests") in the Receivables. The Purchaser has agreed to purchase such Receivable Interests on the terms and conditions set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Accounting Based Consolidation Event" means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of the Purchaser that are the subject of this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of the Agent or any of their affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, including, without limitation, the Financial Accounting Standards Board Interpretation No. 46, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of the Agent or any of their affiliates or
(ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

      "Adjusted Eurodollar Rate" means, for any Settlement Period, an interest rate per annum obtained by dividing (i) the Eurodollar Rate for such Settlement Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Settlement Period.

      "Adverse Claim" means a lien, security interest or other charge or encumbrance, or other right or claim in, of or on any asset or property of a Person in favor of another Person.

      "Affected Person" has the meaning specified in Section 2.08.

      "Affiliate" means, for any Person, any other Person which (i) is a Subsidiary of such Person or (ii) directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agent" means Dresdner, in its capacity as contractual representative for the Purchaser hereunder, and any successor thereto in such capacity appointed pursuant to Article VIII.

      "Agent's Account" means account number 000 995 068 000 of the Agent maintained at the office of Dresdner Bank AG, New York, New York, ABA Number:
026-008-303, Account Name: Loan Administration, New York Branch, Further Credit to: BFC/CGO, or such other account as the Agent shall designate in writing to the Seller and the Servicer from time to time.

      "Applicable Margin" means, on any date, a percentage rate per annum equal to the highest Margin set forth below based on the Debt Ratings of CEG on such date:

             DEBT RATINGS                                    MARGIN
             ------------                                    ------
At least A- by S&P or                                         .45%
at least A3 by Moody's
-------------------------------------------------------------------
At least BBB+ by S&P or                                       .55%
at least Baa1 by Moody's
-------------------------------------------------------------------
At least BBB by S&P or                                        .70%
at least Baa2 by Moody's
-------------------------------------------------------------------
At least BBB- by S&P or                                      1.00%
at least Baa3 by Moody's
-------------------------------------------------------------------
Any other Debt Rating or Unrated                              2.0%
by either S&P or Moody's

provided, however, that if the debt of CEG is split-rated, the Applicable Margin shall be determined on the basis of the higher of the two Debt Ratings then applicable; provided further, that if either such Debt Rating is withdrawn or lower than BBB- or Baa3, the Applicable Margin shall instead be determined on the basis of the lower of the two Debt Ratings then applicable.

      "Assignee Rate" means, for any Settlement Period for any Receivable Interest, an interest rate per annum equal to the sum of the Applicable Margin plus the Adjusted Eurodollar Rate for such Settlement Period; provided, however, that in case of:

            (i) any Settlement Period on or prior to the first day of which the Purchaser shall have notified the Agent that the introduction of or any change in, or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Purchaser to fund such Receivable Interest at the Assignee Rate set forth above (and the Purchaser shall not have subsequently notified the Agent that such circumstances no longer exist);

            (ii)  any Settlement Period of less than one month;

            (iii) any Settlement Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that the related Receivable Interest will not be funded by the issuance of commercial paper;

            (iv) any Settlement Period for a Receivable Interest the Capital of which allocated to the Purchaser is less than $500,000; or

            (v) any Settlement Period for which the Seller chooses the Base Rate as the Assignee Rate by written notice to the Agent;

the Assignee Rate for such Settlement Period shall be an interest rate per annum equal to the Base Rate in effect from time to time during such Settlement Period; and provided further, that at all times following the occurrence and during the continuation of an Event of Termination or an Incipient Event of Termination, the Assignee Rate shall be an interest rate per annum equal to the Base Rate in effect from time to time plus 2%.

      "Assignment and Acceptance" means an assignment and acceptance agreement entered into by the Purchaser, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex A hereto.

      "Balanced Payment Plan" means a balanced or levelized payment plan of the Originator made available to an Obligor.

      "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the higher of: (a) the rate of interest announced publicly by Dresdner in New York, New York, from time to time as Dresdner's base rate; and (b) the Federal Funds Rate plus 0.50%.

      "Beethoven" means Beethoven Funding Corporation, a Delaware corporation.

      "Blocked Account" means an account maintained at a bank for the purpose of receiving Collections, with respect to which account a Blocked Account Agreement has been executed.

      "Blocked Account Agreement" means an agreement, in substantially the form of Annex B (or in such other form as may be approved in writing by the Agent) duly executed by the Seller, the Originator, the Agent and a Blocked Account Bank.

      "Blocked Account Bank" means any bank at which a Blocked Account is maintained.

      "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, New York and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

      "Capital" means, with respect to any Receivable Interest, the original amount paid to the Seller for such Receivable Interest at the time of its purchase by the Purchaser pursuant to this Agreement, as such amount may be divided or combined in accordance with Section 2.07, in each case as reduced from time to time by Collections received by the Purchaser from distributions made pursuant to Section 2.04 on account of such Capital held by the Purchaser; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by the Purchaser.

      "CEG" means Columbia Energy Group, a Delaware corporation.

      "CEG Entity" means, individually, and "CEG Entities" means, collectively, CEG and each of its Affiliates.

      "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any collection of such Receivable deemed to have been received pursuant to Section 2.04(d), but excluding amounts received from any Obligor under a Balanced Payment Plan to the extent constituting a prepayment for goods or services not yet provided to such Obligor.

      "Columbia Gas of Ohio" means Columbia Gas of Ohio, Inc., an Ohio corporation.

      "Commitment" means, on any date of determination (a) with respect to Beethoven, the amount set forth on Schedule I as of such date and (b) with respect to any other Purchaser that has entered into an Assignment and Acceptance, the amount set forth therein as such Purchaser's Commitment, in each case as such amount may be reduced or increased by any Assignment and Acceptance entered into among such Purchaser, an Eligible Assignee and the Agent and, in each case, as such amount may be reduced (or terminated) pursuant to the terms of this Agreement. Any reduction (or termination) of the Program Limit pursuant to the terms of this Agreement below the amount of the aggregate Commitments of all Purchasers shall reduce (or terminate) each Purchaser's Commitment ratably in accordance with their respective Commitments.

      "Concentration Limit" means, for any Obligor on any date, either (i) the highest Concentration Percentage set forth below based on the Short-Term Debt Ratings of such Obligor on such date or (ii) such higher percentage (a "Special Concentration Percentage"), if any, as is otherwise agreed to by the Seller and the Agent and designated by the Agent in a writing delivered to the Seller, in each case multiplied by the Net Receivables Pool Balance on such date; provided, that in the case of an Obligor and its Affiliates, the Concentration Limit shall be calculated as if such Obligor and such Affiliates were a single Obligor; provided, further, that the Agent shall have received written confirmation from each of S&P and Moody's that the ratings of the commercial paper notes issued by the Purchaser would not, as a result of any Special Concentration Percentage, be reduced or withdrawn; and provided further, that the Agent may reduce or cancel any Special Concentration Percentage upon three (3) Business Days' notice to the Seller.

           SHORT-TERM DEBT RATINGS                  CONCENTRATION PERCENTAGE
           -----------------------                  ------------------------
At least A-1+ by S&P and                                     10.0%
at least P-1 by Moody's
-------------------------------------------------------------------------------
At least A-1 by S&P and                                       8.0%
at least P-1 by Moody's
--------------------------------------------------------------------------------
At least A-2 by S&P and                                       4.0%
at least P-2 by Moody's
--------------------------------------------------------------------------------
At least A-3 by S&P and                                       2.0%
at least P-3 by Moody's
--------------------------------------------------------------------------------
Any other Short-Term Debt Rating                              1.0%
or Unrated by either S&P or
Moody

      "Consolidated Subsidiary" means at any date, any Subsidiary the accounts of which are consolidated with those of NiSource in its consolidated financial statements as of such date.

      "Contract" means each of the tariffs pursuant to which the Originator shall provide natural gas, natural gas power or natural gas transport services or other energy products, merchandise, goods or services to customers from time to time and pursuant to which rates payable by such Customers are set, in one of the forms set forth in Annex C.

      "CP Rate" means, for any Settlement Period for any Receivable Interest, to the extent the Purchaser funds such Receivable Interest for such Settlement Period by issuing commercial paper, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by the Purchaser that are allocated, in whole or in part, by the Agent (on behalf of the Purchaser) to fund the purchase or maintenance of such Receivable Interest during such Settlement Period as determined by the Agent (on behalf of the Purchaser) and reported to the Seller, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Agent (on behalf of the Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Settlement Period the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

      "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originator in effect on the date of this Agreement and described in Annex D hereto, as modified in compliance with this Agreement.

      "Debt" means, as to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under capital leases,
(v) all Debt of others secured by an Adverse Claim on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person and (vii) all obligations of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

      "Debt Rating" means, for any Person, the rating by S&P or Moody's of such Person's long-term public senior unsecured non-credit-enhanced debt.

      "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables or, without duplication, Diluted Receivables during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables generated during the 4th calendar month immediately preceding such calendar month.

      "Defaulted Receivable" means any Receivable, without duplication, (i) as to which any payment, or part thereof, remains unpaid for 120 or more days from the original invoice date thereof, or (ii) which consistent with the Credit and Collection Policy, has been written off the Seller's books as uncollectible.

      "Deferred Purchase Price" has the meaning specified in the Sale Agreement.

      "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

      "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for 90 or more days from the original invoice date thereof.

      "Deposit Date" means each day on which any Collections are deposited in any of the Blocked Accounts or on which any Transaction Party shall receive Collections of Pool Receivables.

      "Designated Obligor" means, at any time, any Obligor of any Receivable, unless the Agent has provided the Seller with thirty (30) days' prior notice that such Obligor shall not be considered a Designated Obligor.

      "Diluted Receivable" means that portion of any Receivable which is either
(a) reduced or canceled as a result of (i) any failure by any Transaction Party to provide any services or otherwise to perform under any related Contract, order or invoice, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by any Transaction Party which reduces the amount payable by the Obligor on the related Receivable or (iii) any set-off by an Obligor in respect of any claim by such Obligor (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (b) subject to any specific offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof).

      "Dollars" and "$" each mean the lawful currency of the United States of America.

      "Dresdner" means Dresdner Bank AG, New York Branch.

      "Dynamic Loss Reserve Percentage" means, on any date, the product of (i) the Stress Factor, (ii) the Loss Horizon, and (iii) the highest Three-Month Default Ratio during the twelve calendar month period then most recently ended.

      "Eligible Assignee" means, (i) Dresdner or any of its Affiliates, (ii) any Person managed by Dresdner or any of its Affiliates and rated at least A-1 by S&P and P-1 by Moody's, or (iii) any financial or other institution providing liquidity to the Purchaser pursuant to a Liquidity Asset Purchase Agreement.

      "Eligible Receivable" means, at any time, a Receivable that satisfies all of the following criteria:

            (a) such Receivable arose from the sale of goods or the provision of services by the Originator in the ordinary course of business;

            (b) such Receivable constitutes an "account" as defined in Article 9 of the UCC as in effect in the State of New York;

            (c) the Obligor of such Receivable (i) is a United States resident, (ii) is a Designated Obligor, and (iii) is not a CEG Entity;

            (d) such Receivable is denominated and payable only in Dollars in the United States;

            (e) the sale or granting of a security interest in such Receivable does not contravene or conflict with any law, rule or regulation or require the consent or approval of, or notice to, the related Obligor or any other Person;

            (f) such Receivable arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

            (g) such Receivable, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

            (h) such Receivable satisfies all applicable requirements of the Credit and Collection Policy in existence as of the origination thereof;

            (i) either (i) the Contract related to the Receivable requires that the full payment of such Receivable be made within 30 days of the original billing date therefor (or such later date as the Agent may agree in writing), or, (ii) if such Receivable arises under an Extended Payment Agreement, such agreement requires that the full payment of such Receivable be made within 180 days of the date of such agreement; provided, however, that the Outstanding Balance of such Receivable, when added to the aggregate Outstanding Balance of all Eligible Receivables arising under Extended Payment Agreements, may not exceed 5% of the Net Receivable Pool Balance;

            (j) such Receivable is owned by the Seller free and clear of any Adverse Claim (except as created in favor of the Agent and the Purchaser hereunder);

            (k) such Receivable arises under a Contract, which (i) does not contain a provision that requires the Obligor thereunder to consent to the sale or assignment of the rights of the Seller or the Originator thereunder in the manner contemplated by the Transaction Documents and
      (ii) does not contain a confidentiality provision that would restrict the ability of the Agent or the Purchaser to exercise their rights under this Agreement, including, without limitation, their right to review invoices delivered pursuant to such Contract;

            (l) such Receivable is not a Defaulted Receivable and the Obligor thereof is not the Obligor of Defaulted Receivables in an aggregate amount of 10% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

            (o)   such Receivable is not a Miscellaneous Receivable.

            (p) the Obligor of such Receivable is not in bankruptcy, reorganization, insolvency or similar proceedings;

            (q) such Receivable has not been extended, rewritten or otherwise modified from the original terms thereof except in accordance with the Credit and Collection Policy;

            (r) the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor; and

            (s) such Receivable did not arise out of the sale at the wellhead or minehead of oil, gas or other minerals.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means, with respect to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as such Person; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with such Person or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as such Person, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Rate" means, for any Settlement Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Settlement Period, as the rate for Dollar deposits with a maturity comparable to such Settlement Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Settlement Period are offered by the principal London office of Dresdner Bank AG, London Branch, in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Settlement Period, as determined by the Agent.

      "Eurodollar Rate Reserve Percentage" means, for any Settlement Period in respect of which Yield is computed by reference to the Eurodollar Rate, the reserve percentage applicable two (2) Business Days before the first day of such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Settlement Period.

      "Event of Termination" has the meaning specified in Section 7.01.

      "Existing Receivables Facility" means the Receivables Purchase Agreement dated as of October 25, 1999 among Columbia Accounts Receivable Corporation, as the seller, Asset Securitization Capital Company, LLC (successor to Asset Securitization Cooperative Corporation), as the conduit purchaser, the committed purchasers party thereto, and Canadian Imperial Bank of Commerce, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time, together with the other agreements referred to therein.

      "Extended Payment Agreement" means an agreement identified by the Servicer pursuant to the Credit and Collection Policy as a "Basic Extended Payment Agreement", an "Equal Extended Payment Agreement", a "One-Third Extended Payment Agreement" or a "One-Sixth Extended Payment Agreement".

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it

      "Fee Letter" means that certain Fee Letter dated as of May 14, 2004 among the Seller, the Purchaser and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

      "Fees" means each of the Program Fee and Liquidity Fee.

      "Financial Officer" of any Person means, the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such Person.

      "Guarantee" means, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Incipient Event of Termination" means an event that but for the giving of notice or the lapse of time, or both, would constitute an Event of Termination.

      "Indemnified Amounts" has the meaning specified in Section 9.01.

      "Indemnified Party" has the meaning specified in Section 9.01.

      "Investor Rate" means, for any Settlement Period for any Receivable Interest held by the Purchaser: (a) to the extent the Purchaser funds such Receivable Interest for such Settlement Period by issuing commercial paper, the CP Rate; and (b) to the extent the Purchaser funds such Receivable Interest for such Settlement Period other than by issuing commercial paper, a rate equal to the Assignee Rate.

      "Involuntary Bankruptcy Event" means the occurrence of an event that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Termination of the type described in Section 7.01(f).

      "IRC" means the Internal Revenue Code of 1986.

      "Liquidation Day" means, for any Receivable Interest, (i) each day during a Settlement Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied (and such failure of conditions is not waived by the Agent), and (ii) each day which occurs on or after the Termination Date.

      "Liquidation Fee" means, for (i) any Settlement Period during which a reduction of Capital is made for any reason (x) on a Settlement Date, if the Agent shall have received less than three (3) Business Days' notice of such reduction and the amount of such reduction is greater than $25,000,000 or (y) in any amount on any day other than a Settlement Date or (ii) any Settlement Period for which Yield is computed by reference to the Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Settlement Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period (or, in the case of clause (i) above, until the maturity of the underlying commercial paper tranches) on the reductions of Capital of the Receivable Interest relating to such Settlement Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Purchaser from the investment of the proceeds of such reductions of Capital.

      "Liquidation Period" means the period commencing on the Termination Date and ending on the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all other Seller Obligations shall be paid in full.

      "Liquidity Asset Purchase Agreement" means any secondary market agreement, liquidity asset purchase agreement or other liquidity agreement entered into by the Purchaser to the extent relating to the sale or transfer of interests in, or other financing of, Receivable Interests.

      "Liquidity Fee" has the meaning set forth in the Fee Letter.

      "Liquidity Termination Date" means the date that the commitment to the Purchaser under the Liquidity Asset Purchase Agreement related to this Agreement is terminated.

      "Lock-Box" means each locked post office box to which Obligors remit Collections.

      "Lock-Box Event" means (i) the withdrawal of CEG's Debt Rating by either S&P or Moody's, or (ii) the downgrade of CEG's Debt Rating below (x) BBB- by S&P or (y) Baa3 by Moody's.

      "Loss Horizon" means 2.50.

      "Loss-to-Liquidation Ratio" means a ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were written off during such calendar month by (ii) the aggregate amount of Collections received during such calendar month.

      "Loss Reserve" means, on any date, an amount equal to:

                                AC x LRP/(1-LRP)

where:

      AC    =   the aggregate Capital of all Receivable Interests at the
                close of business of the Servicer on such date

      LRP   =   the Loss Reserve Percentage on such date

      "Loss Reserve Percentage" means, on any date, the greater of (i) the Dynamic Loss Reserve Percentage, and (ii) 10%.

      "Material Adverse Effect" means a material adverse effect on (i) the ability of any Transaction Party to perform its obligations under any Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) the Purchaser's or the Agent's interest in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or
(iv) the collectibility of the Receivables generally or of any material portion of the Receivables.

      "Miscellaneous Receivable" means a Receivable of the type listed on Annex H or of such other type as provided in a written notice from the Seller to the Agent.

      "Monthly Report" means a report in substantially the form of, and containing the information described in, Annex E, and such additional information as the Agent may reasonably request from time to time, duly completed and furnished by the Servicer to the Agent and the Purchaser pursuant to Section 6.02(g).

      "Moody's" means Moody's Investors Service, Inc.

      "Net Receivables Pool Balance" means, at any time, the aggregate Outstanding Balance of Pool Receivables that are Eligible Receivables reduced by the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor (treating each Obligor and its Affiliates as if they were a single Obligor) exceeds the Concentration Limit for such Obligor.

      "NiSource" means NiSource Inc., a Delaware corporation.

      "Non-Defaulted Receivable" means any Receivable that is not a Defaulted Receivable.

      "Obligor" means a Person obligated to make payments pursuant to a Contract in respect of a Receivable.

      "Origination Date" means (i) the date of this Agreement, with respect to Receivables existing on such date and (ii) the date on which such Receivable is created, with respect to each other Receivable.

      "Originator" means Columbia Gas of Ohio.

      "Other Companies" means, collectively, the Originator and all of its Subsidiaries and Affiliates except the Seller.

      "Other Taxes" has the meaning specified in Section 2.09(b).

      "Outstanding Balance" means, for any Receivable, the unpaid principal amount thereof, it being acknowledged and agreed that the current amount invoiced to an Obligor may not reflect the Outstanding Balance of the Receivable from such Obligor because (a) such invoiced amount may not cover all of the goods or services provided to such Obligor, and (b) in the case of an Obligor under a Balanced Payment Plan, such invoiced amount may constitute, in whole or in part, a bill for goods or services not yet provided by the Originator.

      "Percent of Income Plan" means a Public Utility Commission of Ohio approved payment plan under which low income utility customers pay a percentage of their income toward their utility bills.

      "Performance Guaranty" means that certain Performance Guaranty dated as of May 14, 2004 executed by CEG in favor of the Agent, for the benefit of the Agent and the Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Pool Receivable" means any Receivable which has been acquired by the Seller from the Originator pursuant to the Sale Agreement.

      "Portfolio Turnover" means, for any calendar month, a number of days obtained by multiplying (i) a fraction, the numerator of which is equal to the aggregate Outstanding Balance of all Pool Balance as of the last day of such calendar month and the denominator of which is equal to the aggregate amount of Collections of Pool Receivables received during such month, times (ii) 30.

      "Program Fee" has the meaning set forth in the Fee Letter.

      "Program Limit" means, on any date of determination prior to the Termination Date, the amount of the Commitment of the Purchaser hereunder plus,
(i) $75,000,000 during the period commencing on January 1 and ending on May 31 of each calendar year, or (ii) $25,000,000 during any other period, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Program Limit shall mean, at any time, the Program Limit (as then reduced pursuant to Section 2.01(b)), minus the aggregate outstanding Capital of all Receivable Interests under this Agreement.

      "Purchaser" means Beethoven and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.03.

      "Receivable" means the indebtedness and other obligations of any Obligor to pay for natural gas, natural gas power or natural gas transport service or other energy products, merchandise, goods or services provided by the Originator under a Contract, whether billed or unbilled, including the right to payment of any interest or finance charges, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto, and including 100% of the amount invoiced to any Obligor after the Termination Date if any portion of the goods or services covered by such invoice were provided on or prior to the Termination Date; provided, however, that any Receivable repurchased by the Originator pursuant to Section 2.04 of the Sale Agreement shall thereafter cease to be considered a Receivable. The term "Receivable" shall not include any indebtedness or other obligation of any Person created under a Percent of Income Plan.

      "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed at the times and in the manner specified in Section 2.03 as:

                                     C + TR
                                      NRPB

where:

      C     =   the Capital of such Receivable Interest at the time of
                computation

      TR    =   the Total Reserves for such Receivable Interest at the time of computation

      NRPB  =   the Net Receivables Pool Balance at the time of computation

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03. Notwithstanding the foregoing, during the Liquidation Period, (i) the sum of all Receivable Interests shall be equal to 100% and (ii) each Receivable Interest shall be calculated as the percentage equivalent of a fraction, the numerator of which is the Capital of such Receivable Interest, and the denominator of which is equal to the aggregate Capital of all Receivable Interests.

      "Related Security" means with respect to any Receivable:

            (i) all of the Seller's interest in any merchandise or goods (including returned merchandise or goods), if any, relating to any sale giving rise to such Receivable;

            (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

            (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

            (iv) all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor;

            (v) all of the Seller's right, title and interest in and to all invoices or other agreements or documents that evidence, secure or otherwise relate to such Receivable; and

            (vi) all of the Seller's right, title and interest in, to and under the Sale Agreement.

      "Retail Service Payments" means amounts paid by Obligors in respect of retail services performed by Persons other than the Originator but which are billed on invoices generated by the Originator.

      "Revolving Period" means the period beginning on the date of the initial purchase hereunder and terminating at the close of business on the Business Day immediately preceding the Termination Date.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
Inc.

      "Sale Agreement" means the Receivables Sale Agreement of even date herewith between the Seller and the Originator, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "Scheduled Commitment Termination Date" means May 13, 2005, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 60 nor less than 45 days prior to the then Scheduled Commitment Termination Date, the Purchaser shall in its sole discretion consent, which consent shall be given not more than 30 days prior to the then current Scheduled Commitment Termination Date, to the extension of the Scheduled Commitment Termination Date to a date occurring up to 364 days after the then current Scheduled Commitment Termination Date. The Purchaser hereby agrees to respond to any such request from the Seller within 30 days of its receipt thereof; provided, however, that any failure of the Purchaser to respond to the Seller's request for such extension shall be deemed a denial of such request by the Purchaser.

      "SEC" means the Securities and Exchange Commission.

      "Seller" has the meaning specified in the preamble.

      "Seller Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to the Purchaser, the Agent and/or any other Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital, Yield, Fees and Servicer Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

      "Seller's Account" means account number 100 897 3928 of the Seller maintained at the office of PNC Bank, ABA # 043 000 096, or such other account as the Seller shall designate in writing to the Agent from time to time.

      "Servicer" means at any time the Person then authorized pursuant to
Section 6.01 to administer and collect Receivables.

      "Servicer Default" means the occurrence of either of the following events:
(i) an Involuntary Bankruptcy Event or (ii) an Event of Termination.

      "Servicer Fee" has the meaning specified in Section 2.05.

      "Servicer Fee Rate" means the rate per annum determined in accordance with
Section 2.05.

      "Settlement Date" means, for any Receivable Interest, (i) the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), and (ii) each other day specified by the Agent from time to time.

      "Settlement Period" means, with respect to any Settlement Date for any Receivable Interest, each successive period commencing on the immediately preceding Settlement Date and ending on such Settlement Date; provided, however, that in the case of the initial Settlement Period for any Receivable Interest, such Settlement Period shall commence on the day of the purchase of such Receivable Interest.

      "Short-Term Debt Rating" means, for any Person, the rating by S&P or Moody's of such Person's short-term public senior unsecured non-credit-enhanced debt.

      "Stress Factor" means 2.0.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more Subsidiaries, or by such Person and one or more Subsidiaries.

      "Tangible Net Worth" means at any time the excess of (a) the Outstanding Balance of all Non-Defaulted Receivables, minus (b) the aggregate outstanding Capital hereunder, minus (c) the outstanding Deferred Purchase Price.

      "Taxes" has the meaning specified in Section 2.09(a).

      "Termination Agreements" means the agreements providing for the termination of an Existing Receivables Facility in the forms attached hereto as Annex F.

      "Termination Date" means the earliest of (a) the Scheduled Commitment Termination Date, (b) the date determined pursuant to Section 7.01, (c) the date the Program Limit reduces to zero pursuant to Section 2.01(b), and (d) the Liquidity Termination Date.

      "Three-Month Default Ratio" means, as of the last day of any calendar month, the average of the Default Ratios for such month and the two (2) immediately preceding calendar months.

      "Three-Month Delinquency Ratio" means, as of the last day of any calendar month, the average of the Delinquency Ratios for such month and the two (2) immediately preceding calendar months.

      "Three-Month Loss-to-Liquidation Ratio" means, as of the last day of any calendar month, the average of the Loss-to-Liquidation Ratios for such month and the two (2) immediately preceding calendar months.

      "Total Reserves" means, for any Receivable Interest on any date, an amount equal to:

                              (YR + LR) x (C / AC)

where:

      YR    =   the Yield Reserve at the time of computation

          LR  =  the Loss Reserve at the time of computation

          C   =  the Capital of such Receivable Interest at the time of
                 computation

          AC = the aggregate Capital of all Receivable Interests at the time of computation

            "Transaction Documents" means this Agreement, the Sale Agreement, the Fee Letter, the Performance Guaranty, the Blocked Account Agreements, the Termination Agreements, each Monthly Report, the certificate of incorporation and by-laws of the Seller and all amendments, waivers and other agreements executed and delivered pursuant hereto or thereto to which a Transaction Party is a party.

            "Transaction Party" means any of the Seller, the Originator, CEG or the Servicer.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

            "Yield" means, for any Receivable Interest for any Settlement
Period:

                        (IR x C x ED)/360 + LF

where:

          IR  =  the Investor Rate for such Receivable Interest for such
                 Settlement Period

          C   =  the Capital of such Receivable Interest during such
                 Settlement Period

          ED = the actual number of days elapsed during such Settlement Period

          LF = the Liquidation Fee, if any, for such Receivable Interest for such Settlement Period provided, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

            "Yield Reserve" means, on any date, an amount equal to

                                AC x YRP/(1-YRP)
where:

         AC   =  the aggregate Capital of all Receivable Interests at the close of business of the Servicer on such date

         YRP  =  the Yield Reserve Percentage on such date

         "Yield Reserve Percentage" means, on any date, a percentage equal to

                             (BR+SFR)/360 x 1.5 x PT

where:

         BR   =  the Base Rate in effect on such date, expressed as a rate per annum

         SFR = the Servicer Fee Rate in effect on such date, expressed as a rate per annum

         PT   =  the Portfolio Turnover, expressed as a number of days,
                 calculated as of the end of calendar month most recently ended

            SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, as in effect on the date hereof and not specifically defined herein, are used herein as defined in such Article 9.

            Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Annex" shall mean articles and sections of, and schedules and annexes to, this Agreement. Except as otherwise specified herein or as the context may otherwise require: (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision; (ii) the word "including" and correlative words shall be deemed to be followed by the phrase "without limitation" unless actually followed by such phrase or a phrase of like import; (iii) the word "or" is used inclusively herein (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both"); (iv) references to a Person are references to such Person's successors and assigns;
(v) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document; and (vi) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

            SECTION 2.01 Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Purchaser shall purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Termination Date; provided, however, that (i) under no circumstances shall the Purchaser make any such purchase if, after giving effect to such purchase, the aggregate outstanding Capital of all Receivable Interests would exceed the Program Limit; and (ii) under no circumstances shall the Purchaser be obligated to make any such purchase if, after giving effect to such purchase, the aggregate outstanding Capital of all Receivable Interests would exceed the Purchaser's Commitment.

            (b) If the Seller determines that the facility provided for in this Agreement exceeds its funding needs, the Seller may, upon at least sixty
(60) days' notice to the Agent, (i) reduce the Program Limit to zero or, from time to time, reduce in part the unused portion of the Program Limit or (ii) reduce the Commitment to zero or, from time to time, reduce in part the unused portion of the Commitment; provided that each partial reduction of the Program Limit or the Commitment shall be in the amount of at least $1,000,000 or an integral multiple thereof.

            (c) Until the Termination Date, the Collections attributable to each Receivable Interest shall be automatically reinvested pursuant to (and subject to the priority of payments set forth in) Section 2.04 in additional undivided percentage interests in the Receivables by making an appropriate readjustment of such Receivable Interest.

            SECTION 2.02 Making Purchases. (a) Each purchase of a Receivable Interest by the Purchaser shall be made on at least three (3) Business Days' notice from the Seller to the Agent. Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased), and (ii) the date of such purchase (which shall be a Business Day). If, after giving effect to such purchase, the aggregate outstanding Capital of all Receivable Interests would exceed the Purchaser's Commitment, the Purchaser shall promptly notify the Seller and the Agent whether it has determined to make the requested purchase on the terms specified by the Seller.

            (b) On the date of each such purchase of a Receivable Interest, the Purchaser shall, upon satisfaction of the applicable conditions set forth in
Article III, make available to the Seller, in the Seller's Account in same day funds, an aggregate amount equal to the initial Capital of such Receivable Interest.

            (c)   Effective on the date of each purchase pursuant to this
Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Agent, for the benefit of the Purchaser, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased or in respect of which the reinvestment is being made, in each Receivable then existing and in the Related Security and Collections with respect thereto.

            (d) Notwithstanding the foregoing, the Purchaser shall not make purchases under this Agreement at any time in an amount which would exceed the Program Limit less the aggregate outstanding Capital held by the Purchaser.

            (e) Notwithstanding the foregoing, the Purchaser shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed the Purchaser's Commitment less the aggregate amount of Capital of the Receivable Interests held by the Purchaser (whether or not any portion thereof has been assigned by the Purchaser under a Liquidity Asset Purchase Agreement).

            SECTION 2.03 Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date, each such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. During the Liquidation Period, each Receivable Interest shall be calculated as set forth in the last sentence of the definition of "Receivable Interest" and such Receivable Interest as so calculated shall remain constant. Each Receivable Interest shall be reduced to zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other Seller Obligations are indefeasibly paid in full.

            SECTION 2.04 Settlement Procedures. (a) Except as otherwise herein provided, Collection of the Receivables shall be administered by the Servicer in accordance with the terms of Article VI of this Agreement and this Section 2.04. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

            (b) On each Deposit Date, the Servicer shall apply all Collections deposited in any Blocked Account or received by the Servicer on such Deposit Date in the following order and priority:

                  (i) set aside and hold in trust for the Agent an amount equal to the Seller Obligations owing to the Agent in respect of costs and expenses incurred in connection with the enforcement of any Transaction Document or the collection of any amounts due thereunder;

                  (ii) set aside and hold in trust for the Purchaser and the Agent an amount equal to the aggregate Yield, Fees and Servicer Fee (to the extent payable by the Purchaser under Section 2.05) accrued through such day for all Receivable Interests and not previously set aside, such amount to be allocated among the Purchaser and the Agent ratably in accordance with the proportion of such amounts payable to (or, in the case of the Servicer Fee, payable by) each such Person;

                  (iii) if the sum of the Receivable Interests are greater than the 100%, set aside and hold in trust for the Purchaser and the Agent an amount equal to the amount of such excess;

                  (iv) with respect to each Receivable Interest, if such day is not a Liquidation Day, reinvest with the Seller on behalf of the Purchaser the percentage of such Collections represented by such Receivable Interest, by recomputation of such Receivable Interest pursuant to
            Section 2.03;

                  (v) if such day is a Liquidation Day, set aside and hold in trust for the Purchaser an amount equal to the lesser of (A) all of the remaining Collections and (B) the Capital of such Receivable Interests; provided that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the next Settlement Date the conditions set forth in Section 3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent not previously distributed pursuant to Section 2.04(c), be reinvested in accordance with the preceding subsection (iv) on the day of such subsequent satisfaction or waiver of conditions;

                  (vi) if any Seller Obligations (other than Yield, Fees, Servicer Fees and Capital) are then due and payable by the Seller to any Indemnified Party, pay to each such Indemnified Party (ratably in accordance with the amounts owing to each) the Seller Obligations so due and payable;

                  (vii) pay to the Servicer the portion (if any) of the accrued and unpaid Servicer Fee payable by the Seller pursuant to Section 2.05; and

                  (viii) release to the Seller any remaining Collections.

            On or before each Settlement Date, the Servicer shall deposit or cause to be deposited into the Agent's Account all Collections set aside for the Purchaser (including any amounts set aside for the Agent) pursuant to clauses
(i), (ii), (iii) or (v) of this Section 2.04(b) (excluding, if such Settlement Date is not a Liquidation Day, any amounts set aside on account of accrued Servicer Fee, which amounts shall be retained by the Servicer for its own account in payment of such Servicer Fee).

            (c) On each Settlement Date, the Agent shall distribute the funds deposited into the Agent's Account pursuant to this Section 2.04 as follows:

                  (i) first, pro rata to the Purchaser and the Agent in payment of all accrued Yield and Fees then due and payable to each of them;

                  (ii) second, if such distribution occurs on a Liquidation Day, to the Purchaser in payment of Capital (x) until the sum of the Receivables Interests has been reduced to 100% (if such distribution occurs prior to the Termination Date), or (y) until the Capital of all Receivable Interests has been reduced to zero (if such distribution occurs on or after to the Termination Date);

                  (iii) third, pro rata to the Purchaser and the Agent in
            payment of all other Seller Obligations payable to the Purchaser and the Agent until such Seller Obligations have been reduced to zero; and

                  (iv) fourth, if such distribution occurs on a Liquidation Day, to the Servicer in payment in full of the accrued and unpaid Servicer Fee payable by the Purchaser pursuant to Section 2.05.

            After the Capital, Yield, Fees and Servicer Fee with respect to each Receivable Interest held by the Purchaser, and all other Seller Obligations held by or owing to the Purchaser, have been paid in full, all additional Collections with respect to each such Receivable Interest shall be paid to the Seller for its own account.

            (d)   For the purposes of this Section 2.04:

                  (i) if on any day any Pool Receivable (or portion thereof) becomes a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in an amount equal to the Outstanding Balance of such Pool Receivable (or portion thereof);

                  (ii) if on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full;

                  (iii) except as otherwise required by applicable law or the relevant Contract, or as otherwise specified by such Obligor, any payment received from an Obligor of any Receivables shall be applied as a Collection of the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable; and

                  (iv) if and to the extent the Agent or the Purchaser shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

            (e) No later than one Business Day prior to the end of each Settlement Period, the Agent shall furnish the Seller with an invoice setting forth the amount of the accrued and unpaid Yield and Fees for such Settlement Period.

            SECTION 2.05 Payment of Servicer Fee. The Servicer shall be entitled to receive a fee (the "Servicer Fee") equal to 0.25% per annum multiplied by the average daily aggregate Outstanding Balance of all Pool Receivable Interests, payable in arrears on each Settlement Date out of Collections available for such purpose pursuant to Section 2.04. Upon three (3) Business Days' notice to the Agent, the Servicer (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may, with the prior written consent of the Agent, elect to be paid, as such fee, another percentage per annum on the average daily Outstanding Balance of the Receivables. The portion of the Servicer Fee payable by the Purchaser shall be equal to the Servicer Fee Rate multiplied by the average daily Capital of each Receivable Interest owned by the Purchaser, payable on each Settlement Date for such Receivable Interest. Notwithstanding anything herein to the contrary, the Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.04. To the extent such Collections are not sufficient to pay the Servicer Fee in full, none of the Seller, the Agent or the Purchaser shall have any liability for the deficiency.

            SECTION 2.06 Payments and Computations, Etc. (a) All amounts to be paid by the Seller or the Servicer to the Agent or the Purchaser hereunder shall be paid no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

            (b) Each of the Seller and the Servicer shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

            (c) All computations of interest under subsection (b) above and all computations of Yield, Fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

            SECTION 2.07 Dividing or Combining Receivable Interests. Either the Seller or (following an Event of Termination or an Involuntary Bankruptcy Event) the Agent may, upon notice to the other party received at least three (3) Business Days prior to the last day of any Settlement Period in the case of the Seller giving notice, or up to the last day of such Settlement Period in the case of the Agent giving notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Settlement Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

            SECTION 2.08 Increased Costs. (a) If (i) an Accounting Based Consolidation Event shall have occurred, or (ii) the Agent, the Purchaser or any other Person (including any bank or other financial institution providing liquidity or credit support to the Purchaser in connection with the Purchaser's commercial paper program) which enters into a commitment to purchase Receivable Interests or interests therein (each, an "Affected Person") determines that compliance with any change in any law or regulation or any guideline or request or in the interpretation or administration thereof from any central bank or other governmental authority (whether or not having the force of law) otherwise affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Receivables or interests therein related to this Agreement or to the funding thereof, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall pay to the Agent for the account of such Affected Person (as a third-party beneficiary, in the case of an Affected Person that is not a party to this Agreement), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs.

            (c) A certificate of the Affected Person setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate the Affected Person as specified in paragraph (a) or (b) above, as the case may be, delivered to the Seller shall be conclusive and binding absent manifest error. Each Affected Person shall designate a different funding office for its purchases with respect to Receivable Interests hereunder if such designation will avoid the need for, or reduce the amount of, compensation pursuant to this Section 2.08 and will not, in the sole opinion of such Affected Person, be disadvantageous to such Affected Person and will not result in any material expense.

            (d) Failure on the part of any Affected Person to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Affected Person's right to demand compensation with respect to any other period. The protection of this Section shall be available to each Affected Person regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            SECTION 2.09 Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

            (c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Agent). A certificate as to the amount of such indemnification submitted to the Seller and the Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

            (d) Each Affected Person who is organized outside the United States shall, prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, prior to the date on which it so becomes an Affected Person), (x) deliver to the Seller and the Agent such certificates, documents or other evidence, as required by the IRC or Treasury regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person establishing that such payment is (i) not subject to withholding under the IRC because such payment is effectively connected with the conduct by such Affected Person of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty and
(y) upon request of the Seller or the Agent, and to the extent it may do so under applicable law, furnish any other government forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax. Each such Affected Person that changes its funding office shall promptly notify the Seller and the Agent of such change and, upon written request from the Seller or the Agent, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Seller hereunder. Unless the Seller and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Seller or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Affected Person organized under the laws of a jurisdiction outside the United States.

            (e) The Seller shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a),
(b) and (c) above if the obligation to pay such amounts would not have arisen but for a failure by such Affected Person to comply with the provisions of paragraph (d) above unless such Affected Person is unable to comply with paragraph (d) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (or, in the case of any Person who became an Affected Person after the date hereof, after the date on which it so became an Affected Person).

            SECTION 2.10 Security Interest. As security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of all Seller Obligations, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the other Indemnified Parties, and hereby grants to the Agent for its benefit and the ratable benefit of the other Indemnified Parties, a security interest in, all of the Seller's right, title and interest in and to
(A) the Sale Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Sale Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Sale Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to Sale Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Sale Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, all Related Security and Collections with respect thereto and all Lock-Boxes and all Blocked Accounts and funds on deposit therein, (C) all other assets of the Seller, including, without limitation, all accounts, chattel paper, goods, instruments, investment property, deposit accounts and general intangibles (as those terms are defined in the UCC as in effect on the date hereof in the State of New
York), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, and (D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

                                  ARTICLE III

                             CONDITIONS OF PURCHASES

            SECTION 3.01 Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

            (a) Certified copies of the resolutions of the Board of Directors of each Transaction Party approving each Transaction Document to which it is a party and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents.

            (b) A certificate of the Secretary or Assistant Secretary of each Transaction Party certifying the names and true signatures of the officers of such Transaction Party authorized to sign the Transaction Documents to which it is a party.

            (c) Acknowledgment copies or time stamped receipt copies (or other evidence of filing) of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Sale Agreement.

            (d) Acknowledgment copies or time stamped receipt copies of proper financing statements necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Transaction Party or any of their respective Affiliates.

            (e) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller or the Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral referred to in Section 2.10 except to the extent the Agent shall have received executed termination statements therefor pursuant to subsection (d) above).

            (f) Executed copies of Blocked Account Agreements for each Blocked Account and each Lock-Box.

            (g) Favorable opinions of Schiff Hardin LLP, Bricker & Eckler LLP and Thelen Reid & Priest LLP, counsel for the Seller, the Servicer, the Originator and CEG, relating to true sale and substantive consolidation issues, enforceability of this Agreement and the other Transaction Documents, perfection of security interests, non-contravention of laws and agreements, general corporate matters and such other matters as the Agent may reasonably request.

            (h)   An executed copy of the Sale Agreement.

            (i)   An executed copy of the Performance Guaranty.

            (j) A copy of the by-laws of each Transaction Party, certified by the Secretary or Assistant Secretary of such Transaction Party.

            (k) A copy of the certificate or articles of incorporation of each Transaction Party, certified as of a recent date by the Secretary of State or other appropriate official of the State of incorporation of such Transaction Party, and a certificate as to the good standing of each Transaction Party from such Secretary of State or other official, dated as of a recent date.

            (l) The opening pro forma balance sheet of the Seller referred to in Section 4.01(e).

            (m) Executed copies of the Termination Agreements relating to the Existing Receivables Facilities.

            SECTION 3.02 Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment hereunder shall be subject to the further conditions precedent that:

            (a) the Servicer shall have delivered to the Agent all Monthly Reports required to be delivered hereunder, each duly completed and containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g);

            (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Servicer (each as to itself) that such statements are then true):

                  (i)   the representations and warranties contained in Sections
            4.01 and 4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination, an Involuntary Bankruptcy Event or, in the case of a purchase, an Incipient Event of Termination; and

                  (iii) the Originator shall have sold or contributed to the
            Seller, pursuant to the Sale Agreement, all Receivables that arose on or prior to such date; and

            (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties of the Seller. The Seller hereby represents and warrants as follows as of the date hereof and as of the date of each purchase or reinvestment hereunder:


            (a) The Seller is a corporation duly formed and validly existing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Seller of the Transaction Documents, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's certificate of incorporation or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except as created pursuant to this Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party or any other document to be delivered thereunder other than those that have been obtained or made and except for the filing of UCC financing statements which are referred to therein.

            (d) Each of the Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) The opening pro forma balance sheet of the Seller as of April 30, 2004, giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as of such date, in accordance with generally accepted accounting principles, and since its formation there has been no (i) material adverse change in the business, operations, property or financial condition of the Seller or (ii) other event or circumstance which has had or will have a Material Adverse Effect.

            (f) There is no pending or (to the best knowledge of the Seller) threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator. The Seller is not in default in any material respect of any order of any court, arbitrator or governmental agency.

            (g) No proceeds of any purchase or reinvestment will be used for a purpose that violates or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

            (h) Each Receivable treated as or represented to be a Pool Receivable is owned by the Seller free and clear of any Adverse Claim (except as created in favor of the Agent and the Purchaser hereunder). The Purchaser has acquired a valid and perfected first priority ownership interest or security interest in each Pool Receivable now existing or hereafter arising and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect is filed in any recording office listing the Seller as debtor, covering any Receivable, Related Security or Collections except such as may be filed in favor of the Agent in accordance with this Agreement. No effective financing statement or other instrument similar in effect, is filed in any recording office listing the Originator as debtor, covering any Receivable, Related Security or Collections except such as may be filed in favor of the Seller and assigned to the Agent in accordance with this Agreement.

            (i) Each Monthly Report (if prepared by any Transaction Party or one of their respective Affiliates, or to the extent that information contained therein is supplied by any Transaction Party or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished in writing at any time by or on behalf of any Transaction Party to the Agent, the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Purchaser, as the case may be, at such time) as of the date so furnished, and no such Monthly Report, information, exhibit, financial statement, document, book, record or report, as of its date, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

            (j) The principal place of business of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address or addresses referred to in Section 5.01(b).

            (k) The names and addresses of all the Blocked Account Banks together with the number of the Lock-Boxes and the account numbers of the Blocked Accounts of the Seller at or maintained by such Blocked Account Banks are as specified in Schedule II hereto, as such Schedule II may be updated from time to time pursuant to Section 5.01(g).

            (l) Each purchase of a Receivable Interest and each reinvestment of Collections in Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and
(ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

            (m) In the past five (5) years, the Seller has not used any corporate name, tradename or doing-business-as name other than the name in which it has executed this Agreement.

            (n) The Seller was formed on May 4, 2004 and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries. Columbia Gas of Ohio directly owns 100% of the capital stock of the Seller, free and clear of any Adverse Claims.

            (o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

            (p) With respect to each Receivable, the Seller (i) shall have received such Receivable as a contribution to the capital of the Seller by Originator or (ii) shall have purchased such Receivable from Originator in exchange for payment (made by the Seller to Originator in accordance with the provisions of the Sale Agreement) of cash, Purchase Price Credits (as defined in the Sale Agreement), Deferred Purchase Price, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by Originator to the Seller and no such sale or capital contribution is or may be voidable or subject to avoidance under any section of the United States Bankruptcy Code.

            (q) The Seller and its ERISA Affiliates are in compliance in all material respects with ERISA, and no Adverse Claim exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

            (r) Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance on any Monthly Report satisfies the requirements of eligibility contained in the definition of "Eligible Receivable" as of the date of the information reported in such Monthly Report.

            (s) On the date of each purchase and reinvestment hereunder (and after giving effect thereto), the sum of the Receivable Interests does not exceed 100% except to the extent that Collections set aside and held for the benefit of the Purchaser pursuant to Section 2.04(b)(iii) would cause the sum of the Receivable Interests to be less than or equal to 100% if such funds were applied to the reduction of Capital.

            (t) Each of the representations and warranties set forth on Annex G are true and correct.

            SECTION 4.02 Representations and Warranties of the Servicer. Columbia Gas of Ohio, in its capacity as Servicer, hereby represents and warrants as follows as of the date hereof and as of the date each purchase or reinvestment hereunder:

            (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Servicer of this Agreement and any other documents to be delivered by it hereunder (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or
(4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property (unless, in the case of the preceding clauses (3) and (4), such non-contravention would not reasonably be expected to have a Material Adverse Effect), and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Servicer.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder (other than those that have been obtained or made).

            (d) This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) The balance sheets of the Servicer and its Subsidiaries as of December 31, 2003, and the related statements of income and retained earnings of the Servicer and its Subsidiaries as of and for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Servicer and its Subsidiaries as at such date and the results of the operations of the Servicer and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2003, there has been no material adverse change in the business, operations, property or financial condition of the Servicer.

            (f) There is no pending or (to the best knowledge of the Servicer) threatened action or proceeding affecting the Servicer or any of its Subsidiaries before any court, governmental agency or arbitrator which (if adversely determined) would constitute an Event of Termination or otherwise have a Material Adverse Effect, except as disclosed in the Servicer's financial statements referred to in Section 4.02(e).

            (g) On the date of each purchase and reinvestment hereunder (and after giving effect thereto) the sum of the Receivable Interests does not exceed 100% except to the extent that Collections set aside and held for the benefit of the Purchaser pursuant to Section 2.04(b)(iii) would cause the sum of the Receivable Interests to be less than or equal to 100% if such funds were applied to the reduction of Capital.

            (h) Servicer is able, on any date on which it is required to make such an identification under the terms of this Agreement, to produce a report identifying which amounts paid into the Blocked Accounts constitute Collections and which amounts constitute other amounts.

                                   ARTICLE V

                                    COVENANTS

            SECTION 5.01 Covenants of the Seller. Until the later of (i) the Termination Date and (ii) the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all Fees and other Seller Obligations are paid in full:

            (a) Compliance with Laws, Etc. The Seller will comply in all respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

            (b) Offices, Records and Books of Account. The Seller will keep its principal place of business and the office where it keeps its records concerning the Receivables at (i) the address of the Seller set forth under its name on the signature pages to this Agreement, or (ii) upon thirty (30) days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will, at its expense, (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contracts.

            (d) Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for the interest in favor of the Agent created pursuant to this Agreement) upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Blocked Account or Lock-Box or any other asset of the Seller, or assign any right to receive income in respect thereof.

            (e) Extension or Amendment of Receivables and Contracts. Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto.

            (f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the Credit and Collection Policy, except for any such change in the Credit and Collection Policy that would not impair the collectibility of any Receivable.

            (g) Addition or Termination of Blocked Accounts and Lock-Boxes; Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Blocked Account Bank from those listed in Schedule II to this Agreement, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables, unless the Agent shall have received notice of such addition, termination or change (including an updated Schedule
II) and with respect to each new Lock-Box or Blocked Account, a fully executed Blocked Account Agreement.

            (h) Deposits to Lock-Boxes and Blocked Accounts. The Seller will cause all Obligors to be instructed to remit all their payments in respect of Receivables to one of the Lock-Boxes or Blocked Accounts or to one of certain intermediaries (e.g., Western Union) that have been instructed to remit payments to one of the Blocked Accounts. If the Seller shall receive any

Collections directly, the Seller shall promptly (and in any event within one (1) Business Day) cause such Collections to be deposited into a Blocked Account. From and after the occurrence of a Lock-Box Event, the Seller will not permit any funds to be deposited into any Blocked Account other than Collections of Receivables, proceeds of accounts receivable generated under any Percent of Income Plan, Retail Services Payments, and prepayments made under any Balanced Payment Plan.

            (i) Further Assurances; Change in Name or Jurisdiction of Origination, etc.

                  (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement or security interest granted pursuant to this Agreement, or to enable the Purchaser or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

                  (ii) The Seller authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other Collateral described in Section 2.10 without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (iii) The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

                  (iv) The Seller will not change its name, identity or corporate structure unless the Agent shall have received at least thirty (30) days advance written notice of such change and all action by the Seller necessary or appropriate to perfect or maintain the perfection of the Receivable Interests (including, without limitation, the filing of all financing statements and the taking of such other action as the Agent may request in connection with such change or relocation) shall have been duly taken.

            (j) Reporting Requirements. The Seller will cause to be provided to the Agent the following:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of Columbia Gas of Ohio, a consolidated balance sheet of Columbia Gas of Ohio and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in common stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Financial Officer of Columbia Gas of Ohio as having been prepared in conformity with generally accepted accounting principles consistently applied;

                  (ii) as soon as available and in any event within 45 days after the end of each of the first three (3) quarters of each fiscal year of Columbia Gas of Ohio, a consolidated balance sheet of Columbia Gas of Ohio and its Subsidiaries, as of the end of such quarter and the related consolidated statement of income for such quarter and for the portion of Columbia Gas of Ohio's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of Columbia Gas of Ohio's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of Columbia Gas of Ohio's previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of Columbia Gas of Ohio's previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of Columbia Gas of Ohio's previous fiscal year; the delivery of such financial statement shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and conformity with generally accepted accounting principles consistently applied;

                  (iii) as soon as (and if) available and in any event within 90 days after the end of each fiscal year of NiSource, a Form 10-K for NiSource which will include an audited consolidated balance sheet of NiSource and its Consolidated Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in common stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the United States Securities and Exchange Commission by independent public accountants of nationally recognized standing; provided, however, that such Form 10-K need not be provided if it is available, within the above referenced time period, via the EDGAR system of the United States Securities and Exchange Commission ("EDGAR") on the Internet;

                  (iv) as soon as (and if) available and in any event within 45 days after the end of each of the first three (3) quarters of each fiscal year of NiSource , a Form 10-Q for NiSource which will include a consolidated balance sheet of NiSource and its Consolidated Subsidiaries, as of the end of such quarter and the related consolidated statement of income for such quarter and for the portion of NiSource's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of NiSource's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of NiSource's previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of NiSource's previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of NiSource's previous fiscal year; the delivery of such financial statement shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and conformity with generally accepted accounting principles consistently applied; provided, however, that such Form 10-Q need not be provided if it is available, within the above referenced time period, via EDGAR on the Internet;

                  (v) as soon as available and in any event within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Seller and, within 45 days after the end of each of the first three (3) quarters of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Financial Officer of the Seller as having been prepared in accordance with generally accepted accounting principles consistently applied;

                  (vi) as soon as possible and in any event within five (5) Business Days after obtaining knowledge of the occurrence of each Event of Termination or Incipient Event of Termination, a statement of a Financial Officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                  (vii) promptly after the sending or filing thereof, copies of all reports that NiSource files with the SEC or distributes to its shareholders; provided, however, that such reports need not be provided if they are available via EDGAR on the Internet;

                  (viii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five (5) years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $50,000,000, other than the liability for payment of amounts required to satisfy a minimum funding requirement standard under ERISA Section 302, or an alternative minimum funding standard under ERISA Section 305, provided that such required funding amounts do not include any waived funding deficiency with the meaning of ERISA
            Section 302;

                  (ix) at least thirty (30) days prior to any change in the name or jurisdiction of organization of any Transaction Party, a notice setting forth the new name or jurisdiction of organization, as applicable, and the effective date thereof;

                  (x) promptly and in any event within five (5) Business Days after the Seller obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Sale Agreement;

                  (xi) as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling to the Seller, pursuant to the Sale Agreement, all newly arising Receivables;

                  (xii) at the time of the delivery of the financial statements provided for in clause (v) of this paragraph, a certificate of a Financial Officer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination or Incipient Event of Termination has occurred and is continuing or, if any Event of Termination or Incipient Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                  (xiii) promptly after receipt thereof, copies of all notices received by the Seller from the Originator under the Sale Agreement;

                  (xiv) promptly upon learning thereof, notice of any downgrade in the Debt Rating (or the withdrawal by either S&P or Moody's of a Debt Rating) of any Transaction Party, setting forth the Debt affected and the nature of such change (or withdrawal);

                  (xv) promptly after the occurrence thereof any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (xvi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of any Transaction Party as the Agent may from time to time reasonably request.

            (k) Separateness. (i) The Seller shall at all times maintain at least one independent director who (w) is not currently and has not been during the five (5) years preceding the date of this Agreement an officer, director or employee of an Affiliate of the Seller or any Other Company, (x) is not a current or former officer or employee of the Seller, (y) is not a stockholder of any Other Company or any of their respective Affiliates and (z) who (A) has prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

                  (ii) The Seller shall not direct or participate in the management of any of the Other Companies' operations.

                  (iii) The Seller shall conduct its business from an office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms separate from that of the Other Companies.

                  (iv) The Seller shall at all times be adequately capitalized in light of its contemplated business.

                  (v) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds except that common overhead expenses may be shared by the Seller and the Other Companies on a basis reasonably related to use.

                  (vi) The Seller shall maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

                  (vii) The Seller shall not maintain any joint account with any
            Other Company or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company.

                  (viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Company or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company.

                  (ix) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Companies except as expressly contemplated by the Sale Agreement.

                  (x) The Seller shall hold regular duly noticed meetings of its Board of Directors, make and retain minutes of such meetings and otherwise observe all corporate formalities.

                  (xi) The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies, in each case to the extent such bills of sale and UCC-1 financing statements would be customarily prepared in transactions with non-Affiliates.

                  (xii) The Seller shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Sale Agreement.

                  (xiii) The Seller shall prepare its financial statements
            separately from those of any of the Other Companies and shall insure that any consolidated financial statements of any Other Company that are filed with the Securities and Exchange Commission or any other governmental agency or are furnished to any creditors of any Other Company do not treat any of the Pool Receivables as an asset of the Originator.

            (l) Transaction Documents. The Seller will not terminate, amend, waive or modify, or consent to any termination, amendment, waiver or modification of, any provision of any Transaction Document or grant any other consent or other indulgence under any Transaction Document, in each case without the prior written consent of the Agent. The Seller will perform all of its obligations under the Sale Agreement and will enforce the Sale Agreement in accordance with its terms. The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchaser as assignees of Seller) under the Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

            (m) Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by this Agreement and the Sale Agreement. The Seller will not create or form any Subsidiary.

            (n) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Sale Agreement.

            (o) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any equity interests of the Seller, or return any capital to its equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any equity of the Seller or any warrants, rights or options to acquire any equity of the Seller, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends out of Collections available for such purpose pursuant to the Transaction Documents so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller and its board of directors.

            (p) Debt. The Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement,
(iii) the incurrence of other obligations pursuant to, and, as expressly contemplated in, the Sale Agreement, and (iv) the incurrence of operating expenses in the ordinary course of business.

            (q) Certificate of Incorporation and By-Laws. The Seller will not amend, modify or delete (or permit any amendment, modification or deletion of)
(i) the definition of "Independent Director" in its certificate of incorporation as in effect on the date hereof or (ii) any other provision of its certificate of incorporation or by-laws as in effect on the date hereof if, pursuant to the terms thereof, such amendment, modification or deletion requires the consent of the Independent Director thereunder.

            (r) Tangible Net Worth. The Seller will maintain Tangible Net Worth at all times equal to at least 7.5% of the Outstanding Balance of all Non-Defaulted Receivables at such time.

            (s) Taxes. The Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Agent or the Purchaser.

            (t) Treatment as Sales. The Seller shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Sale Agreement in any manner other than as the sale and/or absolute conveyance of Receivables by the Originator to the Seller.

            (u) Investments. The Seller shall not make any loans to, advances to, investments in or otherwise acquire any capital stock or equity security of, or any equity interest in, any other Person.

            SECTION 5.02 Agreed Upon Procedures. Until the later of (i) the Termination Date and (ii) the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all Fees and other Seller Obligations have been paid in full, each of the Seller and the Servicer shall from time to time, upon the Agent's request and at the expense of the Seller or the Servicer, as applicable (A) cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables and/or a written report of agreed upon procedures conducted by such accountants or others with respect to the Pool Receivables, Credit and Collection Policy, Blocked Account activity and the Seller's performance of its obligations under this Agreement and the Receivables Sale Agreement on a scope and in a form reasonably requested by the Agent for such agreed upon procedures,
(B) during regular business hours permit the Agent or its agents or representatives (x) to conduct periodic agreed upon procedures with respect to the Receivables, the Related Security and the related books and records and collections systems of the Seller or the Servicer, as the case may be, (y) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer, as the case may be, relating to Receivables and the Related Security, including, without limitation, the Contracts, and (z) to visit the offices and properties of the Seller or the Servicer, as the case may be, for the purpose of examining such materials described in clause (y) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or the

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

Servicer's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or the Servicer, as the case may be, having knowledge of such matters. Notwithstanding the foregoing, so long as no Event of Termination has occurred, (i) the Agent will not cause more than one (1) agreed upon procedures review pursuant to clause (A) above to be conducted in any calendar year, (ii) the agreed upon procedures review to be conducted pursuant to clause (A) shall be conducted by the independent public accountants then engaged to audit NiSource's financial statements, and (iii) the Agent will give the Seller three (3) Business Days' prior notice of any examination conducted pursuant to clause (B) above.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                                 OF RECEIVABLES

            SECTION 6.01 Designation of Servicer. The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Servicer, Columbia Gas of Ohio is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Columbia Gas of Ohio may not resign from the obligations and liabilities hereby imposed on it. The Agent at any time, may designate as Servicer any Person (including itself) to succeed Columbia Gas of Ohio or any successor Servicer, on such terms and conditions as the Agent and such successor Servicer shall agree, provided, that such successor Servicer shall administer the Receivables in accordance with the applicable rules and regulations of the Public Utilities Commission of Ohio. The Servicer may, with the prior consent of the Agent, subcontract with any other Person for the servicing, administration or collection of the Receivables. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof.

            SECTION 6.02 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance in all material respects with applicable laws, rules and regulations (including the applicable rules and regulations of the Public Utilities Commission of Ohio), with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller, the Purchaser and the Agent hereby appoint the Servicer, from time to time designated pursuant to Section 6.01, as their agent to enforce their respective rights and interests in the Receivables, the Related Security and the related Contracts. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in such manner as it reasonably deems to be in the best interests of the Purchaser and the Agent. Following the occurrence and during the continuation of a Servicer Default the Agent shall have the sole right to direct the Servicer to commence or settle any legal action to enforce collection of any Receivable or any Related Security with respect thereto.

            (b) The Servicer shall administer the Collections in accordance with Section 2.04. If so instructed by the Agent following the occurrence of an Event of Termination, the Servicer shall transfer to the Agent (by wire transfer of funds to the account specified by the Agent) all Collections set aside or required to be set aside for the Agent or the Purchaser

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

pursuant to Section 2.04 by the Business Day following the Servicer's receipt of such Collections.

            (c) If no Servicer Default shall have occurred and be continuing, Columbia Gas of Ohio, while it is the Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Servicer deems appropriate to maximize Collections thereof, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension. Following the occurrence and during the continuation of a Servicer Default, the Servicer may grant such extensions or adjustments only with the prior written consent of the Agent. In no event shall the Servicer be entitled to make the Purchaser or the Agent a party to any litigation involving the Transaction Documents or the Receivables without the Purchaser's or the Agent's prior written consent.

            (d) The Servicer shall hold in trust for the Seller, the Agent and the Purchaser, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Receivables. The Servicer shall mark the Seller's and the Originator's master data processing records evidencing the Receivables with a legend, reasonably acceptable to the Agent, evidencing that Receivable Interests therein have been sold. At the request of the Agent following a Servicer Default, the Servicer shall mark each invoice which evidence or relate to Receivables with a legend, reasonably acceptable to the Agent, evidencing that Receivable Interests therein have been sold and shall deliver to the Agent a copy (which may be in electronic form) of each invoice evidencing each Receivable.

            (e) The Servicer shall, as soon as practicable following receipt and identification thereof, and in any event within two (2) Business Days, turn over to the Seller or such other Person as may be entitled thereto any cash collections or other cash proceeds received in any Blocked Account and not constituting Collections of Receivables, including, without limitation, any proceeds of accounts receivable generated under any Percent of Income Plan, Retail Services Payments, or prepayments made under any Balanced Payment Plan.

            (f) The Servicer shall, from time to time at the request of the Agent following the occurrence and during the continuation of any Event of Termination, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Purchaser and the Agent pursuant to
Section 2.04.

            (g) On or prior to the 15th day of each calendar month and, following the occurrence of an Event of Termination, at such other times and covering such other periods as the Agent may request, the Servicer shall prepare and forward to the Agent a Monthly Report relating to the Receivables as of the close of business on the last day of the immediately preceding calendar month or such other period, as the case may be.

            SECTION 6.03 Certain Rights of the Agent. (a) The Agent is hereby authorized at any time to instruct the Obligors of Pool Receivables, or any of them, to make payment of all amounts payable under any Pool Receivable to any account designated by the Agent and the Seller or the Servicer shall, at the Agent's request, send notices to the Obligors of Pool

Receivables, or any of them, instructing them to make payment in the manner requested by the Agent. At any time during the Liquidation Period or after a Lock-Box Event, the Agent may have each Blocked Account and Lock-Box transferred into the name of the Agent and/or assume exclusive control of the Blocked Accounts and Lock-Boxes, and may take such actions to effect such transfer or assumption as it may determine to be necessary or appropriate (including, without limitation, delivering the notices attached to the Blocked Account Agreements).

            (b) At any time following the designation of a Servicer other than Columbia Gas of Ohio:

                  (i) At the Agent's request and at the Seller's expense, the Servicer shall (and if the Servicer shall fail to do so, the Agent may) notify each Obligor of Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee.

                  (ii) At the Agent's request and at the Seller's or the Servicer's expense, the Seller and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

            (c) Each of the Seller and the Servicer authorizes the Agent, and hereby irrevocably appoints the Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of the Seller or the Servicer, following the occurrence and during the continuation of a Servicer Default, to take any and all steps in the Seller's or the Servicer's name and on behalf of the Seller or the Servicer that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Receivables, including, without limitation, endorsing the Seller's, the Servicer's or the Originator's name on checks and other instruments representing Collections of Receivables and enforcing the Receivables and the Related Security and related Contracts.

            (d) If replaced as Servicer, Columbia Gas of Ohio agrees that it will (i) terminate, and (to the extent requested by the Agent) will cause each existing sub-servicer to terminate, its collection activities in a manner and to the extent requested by the Agent to facilitate the transition to a new Servicer and (ii) transfer to the Agent (or its designee), or (to the extent permitted by applicable law and contract) license to the Agent (or its designee) the use of, all software used in connection with the collection of the Receivables. (To the extent any such transfer or license would require the payment of any license fee or other amount the Servicer agrees to pay such fee or other amount out of its own funds promptly upon demand by the Agent.) The Servicer shall cooperate with and assist any successor Servicer in the performance of its responsibilities as Servicer (including, without limitation, providing access to, and transferring, to such successor Servicer all records related to the Receivables and allowing (to the extent permitted by applicable law and contract) the successor Servicer to use all licenses, hardware or software necessary or desirable to collect or obtain or store information regarding the Receivables).

            (e) Following the occurrence of an Event of Termination, the Servicer shall, upon the request of the Agent acting (and if the Servicer fails to do so the Agent may itself) deliver a notice to all applicable Obligors, in form and substance satisfactory to the Agent, stating that (i) the Receivables have been sold to the Seller and ownership interests in the Receivables have been sold to the Purchaser hereunder and (ii) effective immediately all payments on the Receivables must be made without any setoff. Such notice shall be delivered by the Servicer as soon as practicable and in any event within three
(3) Business Days after such written request by the Agent. From and after the date the Agent requests the Servicer to deliver such notice, (i) the Servicer shall require all payments by Obligors to be made without any setoff, and shall make available to the Agent such information as may be required to determine whether such payments are being so made and (ii) Columbia Gas of Ohio and the Seller shall, and shall cause each other Transaction Party to, pay, or cause to be paid, when due all amounts (including, without limitation, in respect of credit card charges) owing by any Transaction Party to any Obligor without any set off of such amounts against Receivables due from such Obligor.

            SECTION 6.04 Rights and Remedies. (a) If the Servicer or the Seller fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's costs and expenses reasonably incurred in connection therewith shall be payable by the Servicer or the Seller, as applicable.

            (b) The Seller and the Servicer shall perform their respective obligations under the Contracts related to the Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Purchaser of their rights under this Agreement shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or related Contracts. None of the Agent or the Purchaser shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

            (c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Sale Agreement, the provisions of this Agreement shall control.

            (d) The Agent's rights and powers under this Article VI shall not subject the Agent to any liability if any action taken by it proves to be inadequate or invalid, nor shall such powers confer any obligation whatsoever upon the Agent.

            SECTION 6.05 Covenants of the Servicer.

            (a) Change in Credit and Collection Policy. The Servicer will not make any change in the Credit and Collection Policy except for any such change that would not (i) impair the collectibility of any Receivables or the ability of the Servicer to perform its obligations under this Agreement or (ii) otherwise be reasonably likely to have a Material Adverse Effect. In the event that the Servicer makes any material change to the Credit and Collection Policy, it shall, promptly following such change, provide the Agent with an updated Credit and Collection Policy and a summary of all material changes.

            (b) Other Covenants. The Servicer shall perform and comply with all covenants required to be performed or observed by it pursuant to this Agreement and each other Transaction Document.

            (c) Perfection and Priority of Security Interests. The Servicer shall, from time to time, at its expense, promptly deliver all instruments and documents and take all actions that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement and/or the first priority security interest granted pursuant to this Agreement. Without limiting the foregoing, the Servicer will, upon the request of the Agent, file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect, evidence or maintain the priority of such Receivable Interests or security interest.

            SECTION 6.06 Indemnities by the Servicer. Without limiting any other rights that the Agent, the Purchaser, any other Affiliated Person or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Servicer, Columbia Gas of Ohio hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, and (b) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

                  (i) any representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement, the Sale Agreement or any Monthly Report which shall have been incorrect in any respect when made or deemed made;

                  (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract;

                  (iii) the failure to have filed, or any delay in filing,
            financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

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

                  (iv) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (v) the commingling of Collections of Receivables at any time by the Servicer with other funds;

                  (vi) any action by the Servicer (other than an action required by the Transaction Documents) reducing or impairing the rights of the Agent or the Purchaser with respect to any Receivable or the value of any Receivable;

                  (vii) if Columbia Gas of Ohio has been terminated by the Agent as the Servicer prior to the occurrence of a Servicer Default, any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to Columbia Gas of Ohio in its capacity as Servicer hereunder;

                  (viii) any claim brought by any Person other than a Special
            Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Receivable; or

                  (ix) any change in the Credit and Collection Policy which impairs the collectibility of any Receivable or the ability of the Servicer to perform its obligations under this Agreement.

            Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Servicer's indemnification obligations in clauses (i) and
(iv) of this Section 6.06, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                                  ARTICLE VII

                              EVENTS OF TERMINATION

            SECTION 7.01 Events of Termination. If any of the following events (each an "Event of Termination") shall occur and be continuing:

            (a) (i) The Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause
(ii) of this subsection (a)) and such failure shall remain unremedied for three
(3) Business Days after notice, or (ii) any Transaction Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document; or

            (b) Any representation or warranty made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any certificate, report or other statement delivered by any Transaction Party pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

            (c) (i) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(h) or Section 6.03(a), or (ii) the Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure shall remain unremedied for ten (10) Business Days after the first date on which the Seller receives written notice thereof from the Agent; or

            (d) (i) NiSource or any Transaction Party shall default beyond any applicable period of grace in any payment of principal or interest on any indebtedness for any borrowed money for which NiSource or such Transaction Party is liable in a principal amount then outstanding of $25,000,000 or more or (ii) any other event of default (other than a failure to pay principal or interest) shall occur under any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for any borrowed money for which NiSource or any Transaction Party is liable in a principal amount then outstanding of $25,000,000 and either (A) the occurrence of such event shall result in such indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable or (B) the occurrence of such event shall permit the holders of such indebtedness to declare such indebtedness to be due and payable prior to the date on which it would otherwise become due and payable; or

            (e) Any purchase or any reinvestment pursuant to this Agreement shall for any reason cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership or security interest to the extent of the pertinent Receivable Interest in each Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.10 shall for any reason cease to be a valid and perfected first priority security interest in the collateral referred to in that Section; or

            (f) NiSource or any Transaction Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against NiSource or any Transaction Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or NiSource or any Transaction Party shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

            (g) As of the last day of any calendar month, (i) the Default Ratio shall exceed 12.50% or (ii) the Three-Month Default Ratio shall exceed 7.50%; or

            (h) As of the last day of any calendar month, (i) the Delinquency Ratio shall exceed 15.00% or (ii) the Three-Month Delinquency Ratio shall exceed 12.50%; or

            (i) As of the last day of any calendar month, (i) the Loss-to Liquidation Ratio shall exceed 10.00% or (ii) the Three-Month
Loss-to-Liquidation Ratio shall exceed 7.50%; or

            (j) As of the last day of any calendar month, the Portfolio Turnover is greater than or equal to 45 days; or

            (k) The sum of the Receivable Interests shall exceed 100% except to the extent that Collections set aside and held for the benefit of the Purchaser pursuant to Section 2.04(b)(iii) would cause the sum of the Receivable Interests to be less than or equal to 100% if such funds were applied to the reduction of Capital;

            (l) There shall have occurred or shall exist any event or condition which has had or will have a Material Adverse Effect;

            (m) An "Event of Termination" shall occur under the Sale Agreement, or the Sale Agreement or the Performance Guaranty shall cease to be in full force and effect or any Transaction Party shall so state in writing; or

            (n) Columbia Gas of Ohio shall cease to own, directly or indirectly, all of the outstanding capital stock of the Seller, free and clear of any Adverse Claim; or

            (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the IRC with regard to any of the assets of the Seller or the Originator and such lien shall not have been released within five
(5) Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Seller, the Originator or any Subsidiaries of the Originator; or

            (p) One or more judgments or decrees shall be entered against NiSource or any Transaction Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, dismissed, discharged, bonded or stayed within thirty (30) days from the entry thereof;

then, and in any such event, the Agent may, in its discretion, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in paragraph (f) of this Section 7.01, the Termination Date shall occur and Columbia Gas of Ohio (if it is then serving as the Servicer) shall cease to be the Servicer, and the Agent or its designee shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Purchaser and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01 Authorization and Action. The Purchaser hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any Transaction Party or the Purchaser. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

            SECTION 8.02 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Receivables as Servicer), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Seller or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser (whether written or oral) and shall not be responsible to the Purchaser for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Transaction Party or to inspect the property (including the books and records) of any Transaction Party; (d) shall not be responsible to the Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03 Delegation of Duties. The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.04 Notice of Events of Termination; Action by Agent. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of

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

Termination or of any Event of Termination unless the Agent has received notice from the Purchaser or the Seller stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If the Agent receives such a notice, it shall promptly give notice thereof to the Purchaser. The Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination or any other matter hereunder as may be directed by the Purchaser (subject to the other provisions of this Article VIII), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Purchaser.

            SECTION 8.05 Non-Reliance on Agent and Other Parties. The Purchaser expressly acknowledges that neither the Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by the Agent. The Purchaser represents and warrants to the Agent that, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Transaction Party and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Agent to the Purchaser, the Agent shall not have any duty or responsibility to provide the Purchaser with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of the Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

            SECTION 8.06 Successor Agent. The Agent may, upon at least thirty
(30) days' notice to the Seller, the Servicer and the Purchaser, resign as Agent. Except as provided below, such resignation shall not become effective until a successor Agent is appointed by the Purchaser and has accepted such appointment. If no successor Agent shall have been so appointed by the Purchaser within thirty (30) days after the departing Agent's giving of notice of resignation, the departing Agent may, on behalf of the Purchaser, appoint a successor Agent, which successor Agent shall have Short-Term Debt Ratings of at least A-1 from S&P and P-1 from Moody's and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution and (so long as no Event of Termination has occurred and is continuing hereunder) shall be acceptable to the Seller. If no successor Agent shall have been so appointed by the Purchaser within sixty (60) days after the departing Agent's giving of notice of resignation, the departing Agent may, on behalf of the Purchaser, petition a court of competent jurisdiction to appoint a successor Agent, which successor Agent shall have Short-Term Debt Ratings of at least A-1 from S&P and P-1 from Moody's, and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation hereunder, the provisions of Section 6.06, Article IX and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE IX

                                 INDEMNIFICATION

            SECTION 9.01 Indemnities by the Seller. Without limiting any other rights that the Agent, the Purchaser, the Affected Persons or any of their respective Affiliates, officers, directors and employees (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party, or (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or delayed payment thereon due to creditworthiness of the Obligors. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable represented by the Seller or the Servicer to be an Eligible Receivable hereunder to be an "Eligible Receivable" at the time of such representation;

                  (ii) any representation, warranty or statement made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made;

                  (iii) the failure by any Transaction Party to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest (a) in the Purchaser a first priority perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables and the Related Security and Collections in respect thereof, or (b) in the Agent a first priority perfected security interest in all of the property described in Section 2.10, in each case free and clear of any Adverse Claim;

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                  (vi) any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to collection activities with respect to such Receivable;

                  (vii) any failure of any Transaction Party to perform its
            duties or obligations in accordance with the provisions hereof and each other Transaction Document or to perform its duties or obligations under the Contracts or to timely and fully comply in all respects with the applicable Originator's Credit and Collection Policy in regard to each Receivable and the related Contract;

                  (viii) any products liability, environmental or other claim arising out of or in connection with merchandise, goods or services which are the subject of any Contract or any credit card issued by the Originator or any Contract related thereto;

                  (ix) the commingling of Collections of Receivables at any time with other funds;

                  (x) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

                  (xi) any failure of any Transaction Party to comply with its covenants contained in this Agreement or any other Transaction Document;

                  (xii) any setoff with respect to any Receivable;

                  (xiii) any claim brought by any Person other than an
            Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable; or

                  (xiv) the failure by any Transaction Party to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.

            Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller's indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                                   ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01 No Waiver; Amendments, Etc. No failure on the part of the Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any Transaction Party therefrom shall be effective unless in a writing signed by the Agent (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the Agent, affect the rights or duties of the Servicer under this Agreement; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Purchaser in addition to the Agent:

            (a) change (directly or indirectly) the definitions of Eligible Receivable, Lock-Box Event, Delinquent Receivable, Delinquency Ratio, Default Ratio, Defaulted Receivable, Loss-to-Liquidation Ratio, Net Receivables Pool Balance, Loss Reserve, Yield Reserve or Total Reserves contained in this Agreement, or increase the then existing Concentration Limit for any Obligor or change the calculation of Receivable Interest as set forth in such definition;

            (b) reduce the amount of Capital or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof;

            (c) reduce fees (including, without limitation, the Liquidity Fees and Program Fees) payable by the Seller to the Purchaser or delay the dates on which such fees are payable;

            (d) extend the Scheduled Commitment Termination Date (except as set forth in the definition thereof);

            (e)   change or waive any Event of Termination;

            (f)   change or waive any of the provisions of Section 2.04(c);

            (g) waive the representations and warranties set forth on Annex G and referred to in Section 4.01(t);

            (h) consent to any waiver of the representations and warranties set forth on Annex A to the Sale Agreement;


and provided, further, that no amendment, waiver or consent shall increase the Commitment of the Purchaser unless in writing and signed by the Purchaser.

            SECTION 10.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

            SECTION 10.03 Assignability. (a) This Agreement and the Purchaser's rights and obligations hereunder (including ownership of each Receivable Interest) shall be assignable by the Purchaser and its successors and permitted assigns as set forth in paragraphs (b) and (c) below. The Purchaser shall notify the Agent and the Seller of any such assignment. The Purchaser may, in connection with any assignment or participation, disclose to the assignee or participant any information relating to the Transaction Parties, including the Receivables, furnished to such assignor by or on behalf of any Transaction Party or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Transaction Parties received by it from any of the foregoing entities in a manner consistent with Section 10.07(b).

            (b) Assignment by Purchaser to Liquidity Providers. The Purchaser may assign all or a portion of its Receivable Interests or interests therein owned by it at any time, without the consent of the Seller, to any Person pursuant to the terms of a Liquidity Asset Purchase Agreement.

            (c) Other Assignments by Purchaser. The Purchaser may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Receivable Interests or interests therein owned by it) to (x) without the consent of the Seller, any Eligible Assignee or (y) with the consent of the Seller, any other Person (such consent not to be unreasonably withheld or delayed); provided, however that

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $25,000,000 and (y) all of the Purchaser's Commitment, and

                  (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

            Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Purchaser thereunder and (y) the assigning Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Purchaser's rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto). In addition, the Purchaser or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of any Transaction Party or the Agent.

            (d) Register. The Agent shall maintain at its address referred to on the signature page of this Agreement (or such other address of the Agent notified by the Agent to the other parties hereto) a copy of each Assignment and Acceptance delivered to it and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Purchaser and the aggregate outstanding Capital of the Receivable Interest or interests therein owned by each Purchaser from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Agent and the Purchasers may treat each Person whose name is recorded in the Register as a Purchaser under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller and the Purchaser at any reasonable time and from time to time upon reasonable prior notice.

            (e) Procedure. Upon its receipt of an Assignment and Acceptance executed by a Purchaser and an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

            (f) Participations. The Purchaser may sell participations to one or more Eligible Assignees in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Receivable Interests owned by
it); provided, however, that

                  (i) the Purchaser's obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, and

                  (ii) the Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

            The Agent, the Seller and the Servicer shall have the right to continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement.

            (g) Assignments by Agent. This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Agent, so long as no Event of Termination has occurred and is continuing, such assignment shall require the Seller's consent (not to be unreasonably withheld or delayed).

            (h) No Assignment by Seller or Servicer. Neither the Seller nor the Servicer may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.


            SECTION 10.04 Costs and Expenses. In addition to the rights of indemnification granted under Section 10.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02, subject to the limitations described therein) of this Agreement, any Liquidity Asset Purchase Agreement and the Transaction Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Purchaser and their respective Affiliates with respect thereto and with respect to advising the Agent, the Purchaser and their respective Affiliates as to their rights and remedies under this Agreement. In addition, the Seller agrees to pay on demand all costs and expenses (including reasonable counsel fees and expenses), of the Agent, the Purchaser and their respective Affiliates, incurred in connection with the enforcement of this Agreement and the Transaction Documents.

            SECTION 10.05 No Proceedings. Each of the Seller, the Agent, the Servicer, each assignee of a Receivable Interest or any interest therein and each Person which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in Section 7.01(f) so long as any commercial paper, promissory notes or other senior indebtedness issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper, promissory notes or other senior indebtedness shall have been outstanding.

            SECTION 10.06 Liquidity Asset Purchase Agreement. The Purchaser and the Agent each agree that, prior to the Termination Date, without the consent of the Seller (such consent not to be unreasonably withheld or delayed), (a) it will not permit the termination of the commitment to the Purchaser under the Liquidity Asset Purchase Agreement except in accordance with the terms and conditions thereof and (b) it will not consent to any amendment to Section 2.03 of the Liquidity Asset Purchase Agreement which would make the conditions to funding under such agreement more restrictive.

            SECTION 10.07 Confidentiality. (a) The Seller and the Servicer each agrees to maintain the confidentiality of the Transaction Documents in communications with third parties and otherwise; provided that the Transaction Documents may be disclosed (i) to the legal counsel and auditors of the Seller and the Servicer if they agree to hold it confidential, and (ii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party.

            (b) The Purchaser and the Agent each agrees to maintain the confidentiality of all proprietary information with respect to the Seller, the Servicer or the Receivables furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party's legal counsel and auditors if they agree to hold such information confidential,
(ii) to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential,
(iii) to the rating agencies and the
providers of credit enhancement or liquidity for the Purchaser, and (iv) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

            (c) Notwithstanding any other provision herein, each party hereto (and each of their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

            SECTION 10.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE AGENT AND THE PURCHASER IN THE RECEIVABLES AND ANY OTHER COLLATERAL DESCRIBED IN SECTION 2.10 ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 10.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 10.10 Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the later of (i) the Termination Date and (ii) the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all Fees and other Seller Obligations are paid in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV, (including, without limitation, those representations and warranties set forth on Annex G) and the provisions of Sections 2.08, 2.09, 6.06, 9.01, 10.04, 10.05 and 10.07 shall survive any termination of this Agreement.

            SECTION 10.11 Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the Seller and the Servicer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this
Section 10.11 shall affect the right of the Purchaser or the Agent to serve legal process in any other manner permitted by law.

            SECTION 10.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

            SECTION 10.13 Limitation of Liability. No claim may be made by any Transaction Party or any other Person against the Purchaser, the Agent or their respective Affiliates, directors, officers, employees, attorneys or agents (each a "Purchaser Party") for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith, except with respect to any claim arising out of the willful misconduct or gross negligence of such Purchaser Party; and each of the Seller and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 10.14 Intent of the Parties. (a) It is the intention of the parties hereto that each purchase of Receivable Interests shall convey to the Agent for the benefit of the Purchaser, to the extent of such Receivable Interests, an undivided interest in the Receivables and the Related Security and Collections in respect thereof and that such transaction shall constitute a purchase and sale and not a secured loan for all purposes other than for United States federal, state and local income tax purposes. If, notwithstanding such intention, the conveyance of the Receivable Interests from the Seller shall ever be recharacterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the benefit of the Purchaser a duly perfected first priority security interest in all of the Seller's right, title and interest in, to and under the Receivables and Related Security and Collections in respect thereof, free and clear of Adverse Claims.

            (b) The Seller has structured the Transaction Documents with the intention that the Receivable Interests and the obligations of the Seller hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the "Intended Tax Treatment"). The Seller, Columbia Gas of Ohio, the Agent and the Purchaser agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment. Each assignee and each participant acquiring an interest in a Receivable Interest, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

            SECTION 10.15 Release Upon Termination. On the date following the Termination Date on which all outstanding Capital and Yield is reduced to zero and all other Seller Obligations are paid in full, the Agent shall, at the expense of the Seller, promptly deliver any document or agreement reasonably requested by the Seller to evidence the termination of the interests of the Agent and the Purchaser in the Receivables, Related Security, the Blocked Accounts and the Lock-Boxes (including, without limitation, UCC-3 termination statement and notices terminating the Blocked Account Agreements).

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

      SELLER:                  COLUMBIA OF OHIO RECEIVABLES CORPORATION


                               By:   /s/ Vincent V. Rea
                                   ---------------------------------------------
                                     Name: Vincent V. Rea
                                     Title: Assistant Treasurer

                               200 Civic Center Drive
                               Columbus, Ohio  43215
                               Attention: Vincent V. Rea
                               Facsimile: (219) 647-6180

      SERVICER:                COLUMBIA GAS OF OHIO, INC.


                               By:   /s/ Vincent V. Rea
                                   ---------------------------------------------
                                     Name: Vincent V. Rea
                                     Title: Assistant Treasurer

                               200 Civic Center Drive
                               Columbus, Ohio  43215
                               Attention: Vincent V. Rea
                               Facsimile: (219) 647-6180

                Signature Page to Receivables Purchase Agreement

      AGENT:                   DRESDNER BANK AG, NEW YORK BRANCH,


                               By:   /s/ Timothy C. Madigan
                                   ---------------------------------------------
                                     Name: Timothy C. Madigan
                                     Title: Director

                               By:   /s/ Brad Ellis
                                   ---------------------------------------------
                                     Name: Brad Ellis
                                     Title: Vice President

                               1301 Avenue of the Americas
                               New York, New York 10019
                               Attention: Asset Backed Finance
                               Facsimile No.: (212) 429-4880
                               Confirmation No.: (212) 895-19255

      PURCHASER:               BEETHOVEN FUNDING CORPORATION

                               By:   /s/ Matthew M. Dorr
                                   ---------------------------------------------
                                     Name: Matthew M. Dorr
                                     Title: Vice President

                               c/o Dresdner Bank AG, New York Branch
                               1301 Avenue of the Americas
                               New York, New York 10019
                               Attention: Asset Backed Finance
                               Facsimile No.: (212) 429-4880
                               Confirmation No.: (212) 895-19255

                               c/o Global Securitization Services, LLC
                               25 West 43rd Street, Suite 704
                               New York, New York 10036
                               Attention:  Andrew L. Stidd
                               Facsimile No.:  (212) 302-8767
                               Confirmation No.:  (212) 302-8330

                Signature Page to Receivables Purchase Agreement

                                   Schedule I

                   Commitment of Beethoven Funding Corporation

      During each calendar year and prior to the Termination Date:

From January 1 through May 31:                                          $225,000,000

From June 1 through June 30:                                            $150,000,000

From July 1 through October 31:                                         $ 50,000,000

From November 1 through December 31:                                    $150,000,000

                                   SCHEDULE II

                         Lock Boxes and Blocked Accounts

                    Bank                                Deposit Account and Related Lock-Box
--------------------------------------------------------------------------------------------
Bank One, NA                                                       4347255

                                                               P.O. Box 9001847
                                                            Louisville, KY 40290-1847
--------------------------------------------------------------------------------------------
National City Bank                                                801830493
--------------------------------------------------------------------------------------------
PNC Bank                                                          1010935197
                                                                  1008985232
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

                Signature Page to Receivables Purchase Agreement

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                                     ANNEX A

                        Form of Assignment and Acceptance

                                   (attached)

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                                     ANNEX B

                        Form of Blocked Account Agreement

                                   (attached)

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                                     ANNEX C

                               Forms of Contracts

                                   (attached)

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                                     ANNEX D

                          Credit and Collection Policy

                                   (attached)

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                                     ANNEX E

                             Form of Monthly Report

                                   (attached)

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                                     ANNEX F

                         Forms of Termination Agreements

                                   (attached)

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                                     ANNEX G

             Additional Representations and Warranties of the Seller

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, the Related Security and Collections with respect thereto and the Blocked Accounts and Lock-Boxes in favor of the Agent, for the benefit of the Purchaser, which security interest is prior to all other Adverse Claims, and is enforceable as such against the creditors of and purchasers from the Seller.

2.    The Receivables constitute "accounts" within the meaning of the applicable
      UCC.

3. The Seller owns and has good title to the Receivables, the Related Security and Collections with respect thereto and the Blocked Accounts and Lock-Boxes, free and clear of any Adverse Claim, claim or encumbrance of any Person.

4. The Seller has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables, the Related Security and Collections with respect thereto and the Blocked Accounts and Lock-Boxes granted to the Agent, for the benefit of the Purchaser, hereunder.

5. Other than the security interest granted to the Agent, for the benefit of the Purchaser, pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables, the Related Security and Collections with respect thereto or the Blocked Accounts or Lock-Boxes. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, the Related Security and Collections with respect thereto or the Blocked Accounts or Lock-Boxes other than any financing statement relating to the security interest granted to the Agent, for the benefit of the Purchaser, hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

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                                     ANNEX H

                            Miscellaneous Receivables

Customer Premise Work
Appliance & Accessory Sales
Appliance Loans

      - Residential Fuel Conversion Loans

      - Water Tank Loans

      - Gas Light, Log, Grill, Patio Light and Home & Garden Show Receivables

      - Sandwich Conversion Receivable

Notes Receivable

      - Promissory Notes - Officers & Employees
Employee Receivables
Other General Accounts Receivable

      - Miscellaneous

      - Other

      - Marketing Research

      - Agreements Related to Gathering Companies

      - Cooperative Contracted Work

      - CHOICE(R) Customer Billing Fee

Assistance Program Receivables

      - Home Energy Assistance Program

      - Senior Citizen Discount

District Reimbursable Billings
Interest and Dividends Receivable
Rents Receivable
Generic Payment Plan Receivables